Exhibit 4.3

CIM COMMERCIAL TRUST CORPORATION

SUBSCRIPTION AGREEMENT

CIM COMMERCIAL TRUST CORPORATION

INSTRUCTION PAGE

We, CIM Commercial Trust Corporation, are selling a minimum of 10,000 units and a maximum of 36,000,000 units (each a “Unit” and, collectively, the “Units”), with each Unit consisting of (a) one share of Series A Preferred Stock, $0.001 par value per share, of CIM Commercial Trust Corporation (a “Preferred Share”), and (b) one warrant (a “Warrant”) to purchase 0.25 of a share of Common Stock, $0.001 par value per share, of CIM Commercial Trust Corporation (each a “Common Share”) in connection with this offering (the “Offering”). Each Unit will be sold at a public offering price of $25 per Unit. Units will not be issued or certificated. The shares of Series A Preferred Stock and the Warrants are immediately detachable and will be issued separately.

If subscriptions for at least the minimum Offering have not been received and accepted by June 28, 2018, or June 28, 2019 if the Offering is extended to such date by us, we will promptly notify our escrow agent, UMB Bank, N.A., this Offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination.

Interest may accrue on funds in the escrow account as applicable to the short-term investments or at applicable interest rate in which such funds are invested. You will only receive any such interest if we fail to sell the minimum number of shares or reject your subscription, in which case, we will return your subscription payment to you with any such accrued interest. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.

Your broker-dealer or registered investment advisor should MAIL properly completed and executed ORIGINAL documents, along with your check payable to “UMB Bank, N.A., Escrow Agent for CIM Commercial Trust Corporation” to International Assets Advisory, LLC at the following address:

International Assets Advisory, LLC
300 S. Orange Ave., Suite 1100
Orlando, FL 32801
Phone: (800) 432-0000
Fax: (407) 254-1500

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

International Assets Advisory, LLC will then forward your check to our escrow agent, UMB Bank, N.A.

If you have any questions, please call your registered representative or International Assets Advisory, LLC at (800) 432-0000.

Instructions to Subscribers

Section 1: Indicate investment amount (Make all checks payable to “UMB Bank, N.A., Escrow Agent for CIM Commercial Trust Corporation”)

Section 2: Choose type of ownership

Non-Custodial Ownership

•     Accounts with more than one owner must have ALL PARTIES SIGN where indicated on page 3.

•     Be sure to attach copies of all plan documents for Pension Plans, Trusts or Corporate Partnerships required in section 2.

Custodial Ownership

For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers as indicated in the Corporate Resolution (which are also to be included).

Section 3: All names, addresses, dates of birth, Social Security or Tax I.D. numbers of all investors or Trustees

Section 4: Choose Dividend Allocation option

Section 6: To be signed and completed by your Financial Advisor (be sure to include CRD number for Financial Advisor and Broker Dealer Firm and the Branch Manager’s signature)

Section 7: Have ALL investors initial and sign where indicated

Section 8: All investors must complete and sign the substitute W9

CIM COMMERCIAL TRUST CORPORATOIN
SUBSCRIPTION AGREEMENT

1.     INVESTMENT

☐ I/WE AM/ARE DIRECTORS, OFFICERS, EMPLOYEES OR OTHER INDIVIDUALS ASSOCIATED WITH THE COMPANY OR A FAMILY MEMBER OF ONE OF THE FOREGOING.

☐ CHECK HERE IF ADDITIONAL PURCHASE AND COMPLETE NUMBER 3 BELOW.

Payment Instructions: Make all checks payable to “UMB Bank, N.A., Escrow Agent for CIM Commercial Trust Corporation”

Number of shares purchased:	Brokerage Account No.:

Purchase price per share: $

Aggregate purchase price: $	(If applicable)

NOTE: Cash, cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third party checks, or traveler’s checks will not be accepted.

2.     FORM OF OWNERSHIP (Please choose one option within the “Non-Custodial Ownership column, or within the “Custodial Ownership” column)

Non-Custodial Ownership	Custodial Ownership
Individual ☐	Third Party Administered Custodial Plan (new IRA accounts will require an additional application)
Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated) ☐	☐ IRA ☐ ROTH/IRA ☐ Simple Employee Pension (S.E.P.) ☐ IRA ☐ SIMPLE ☐ OTHER (specify)

Tenants in Common ☐

TOD — Optional designation of beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties. (Please complete Transfer on Death Registration Form which you can obtain from International Assets Advisory, LLC) ☐

Name of Custodian: Mailing Address: City, State Zip:

Corporation or Partnership (Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable) ☐	Custodian Information (To be completed by Custodian above)
Uniform Gift/Transfer to Minors (UGMA/UTMA) ☐	Custodian Tax ID #:

Under the UGMA/UTMA of the State of	Custodian Account #:

Pension or Other Retirement Plan (Include Plan Documents) ☐	Custodian Phone #:
Trust (Include title and signature pages of Trust Documents) ☐
Other ☐ (Include title and signature pages)

3.         INVESTOR INFORMATION (Please print name(s) in which shares are to be registered.)

A.        Individual/Trust/Beneficial Owner

First Name:	Middle Name:

Last Name:	Tax ID or SS#:

Street Address:	City:	State:	Zip:

Date of Birth: (mm/dd/yyyy): / /
If Non-U.S. Citizen, specify Country of Citizenship:

Daytime Phone #:
U.S. Driver’s License Number (if available):		State of Issue:

Email Address:

B.            Joint Owner/Co-Trustee/Minor

First Name:	Middle Name:

Last Name:	Tax ID or SS#:

Street Address:	City:	State:	Zip:

Date of Birth: (mm/dd/yyyy): / /
If Non-U.S. Citizen, specify Country of Citizenship:

Daytime Phone #:
U.S. Driver’s License Number (if available):		State of Issue:
Email Address:

C.            Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O. Box)

Street Address:

City:	State:	Zip:

D.            Trust/Corporation/Partnership/Other (Trustee’s information must be provided in sections 3A and 3B)

Date of Trust:    /  /

Entity Name/Title of Trust:

Tax ID Number:

E.            Government ID (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.

Place of Birth:
	City	State/Providence	Country
Immigration Status: Permanent resident ☐ Non-permanent resident ☐ Non-resident ☐
Check which type of document you are providing:
☐ U.S. Driver’s License	☐ INS Permanent resident alien card	☐ Passport with U.S. Visa	☐ Employment Authorization Document
☐ Passport without U.S. Visa
Bank Name (required):		Account No. (required):

☐ Foreign national identity documents
Bank address (required):		Bank Phone No. (required):

Number for the document checked above and country of issuance:

F.             Employer:
Retired: ☐

4.     DISTRIBUTIONS (Select only one)

Complete this section to elect how to receive your dividend distributions.

IRA accounts may not direct distributions without the custodian’s approval.

I hereby subscribe for shares of CIM Commercial Trust Corporation and elect the distribution option indicated below:

A.	☐ Mail Check to the address of record
B.	☐ Credit Dividend to my IRA or Other Custodian Account
C.

☐ Cash/Direct Deposit (Please attach a pre-printed voided check (Non-Custodian Investors only). I authorize CIM Commercial Trust Corporation or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify CIM Commercial Trust Corporation in writing to cancel it. If CIM Commercial Trust Corporation deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution:
Mailing Address: City: State: Zip:
Account Number: Your Bank’s ABA/Routing Nbr:
Your Bank’s Account Number:
Checking Acct: Savings Acct:

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

*          The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Owner Signature	Date
Co-Owner Signature (if applicable)	Date

5.              ELECTRONIC DELIVERY ELECTION

☐ Check the box if you DO NOT consent to the electronic delivery of documents, including the prospectus, prospectus supplements, annual and quarterly reports, and other stockholder communication and reports. E-mail address in Section 3 is required. Please carefully read the following representations before deciding whether or not to check the box. By NOT checking this box and therefore consenting to receive documents electronically, you represent the following:

(a)

I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b)

I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c)

I acknowledge that I may receive at no cost from CIM Commercial Trust Corporation a paper copy of any documents delivered electronically by calling International Assets Advisory, LLC at (800) 432-0000 from 9:00 am to 5:00 pm EST Monday-Friday.

(d)

I understand that if the e-mail notification is returned to CIM Commercial Trust Corporation as “undeliverable,” a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if CIM Commercial Trust Corporation is unable to obtain a valid e-mail address for me, CIM Commercial Trust Corporation will resume sending a paper copy of its filings by U.S. mail to my address of record.

(e)

I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling International Assets Advisory, LLC at (800) 432-0000 from 9:00 am to 5:00 pm EST Monday-Friday.

6.              BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby represents and warrants that he/she is duly licensed and may lawfully sell shares of CIM Commercial Trust Corporation

BROKER-DEALER: Financial Advisor Name/RIA:

Mailing Address:

City: State: Zip:

Business No. (required)
E-mail Address: Fax No.:
Broker-Dealer CRD Number: Financial Advisor CRD Number:

☐ RIA Submission Check this box to indicate whether submission is made through the Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative of a Broker-Dealer, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

I acknowledge that (1) by checking the above box or (2) if the sale of shares pursuant to this Subscription Agreement is to our directors, officers, employees and other individuals associated with us and members of their families, I WILL NOT RECEIVE A SALES COMMISSION.

The undersigned further represents and certifies that in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and /or RIA Signature:	Date:

Branch Manager Signature:	Date:

7.              SUBSCRIBER ACKNOWLEDGEMENTS AND SIGNATURES

The undersigned hereby confirms her/his/its agreement to purchase the shares on the terms and conditions set forth herein and acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each of the representations below)

Owner	Co-Owner	a) I/We have received the final prospectus of CIM Commercial Trust Corporation

Owner	Co-Owner	b) I/We accept the terms of the charter, as amended, of CIM Commercial Trust Corporation

Owner	Co-Owner	c) I/We am/are purchasing shares for my/our own account.

Owner	Co-Owner

d) I/We have had access to all the information with respect to the purchase of shares that I/we deem necessary to make a complete evaluation thereof and have had the opportunity to ask questions concerning such purchase

Owner	Co-Owner	e) I/We am/are in compliance with the USA PATRIOT Act and not on any governmental authority watch list.

Owner	Co-Owner	f) If an affiliate of CIM Commercial Trust Corporation, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

	Owner Signature:	Date:
	Co-Owner Signature:	Date:
Signature of Custodian(s) or Trustee(s) (if applicable). Current Custodian must sign if investment is for an IRA Account
	Authorized Signature (Custodian or Trustee):	Date:

CIM COMMERCIAL TRUST CORPORATION INTENDS TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. CIM COMMERCIAL TRUST CORPORATION HAS THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT.

8.              GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

What Number to Give the Requester. — Social Security numbers (“SSN”) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EIN”) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” means the Internal Revenue Service. “TIN” means taxpayers identification number.

For this type of account:	Give the SSN of:
1. An individual’s account	The individual

2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.

(a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee(1)

(b) So-called trust account that is not a legal or valid trust under State law	The actual owner(1)

5. Sole proprietorship or single-owner LLC that has not elected corporate status	The owner(3)

For this type of account:	Give the EIN of:
6. Sole proprietorship or single-owner LLC	The owner(3)

7. A valid trust, estate, or pension trust	The legal entity(4)

8. Corporate or LLC electing corporate status on Form 8832	The corporation or LLC

9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10. Partnership or multi-member LLC that has not elected corporate status	The partnership or LLC

11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity

12. A broker or registered nominee	The broker or nominee

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)

You must show your individual name and you also may enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4)

List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note. If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

•

An organization exempt from tax under Section 501(a), an individual retirement account (“IRA”), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.
•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
•	A foreign government or any of its political subdivisions, agencies or instrumentalities.
•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

•	A corporation.
•	A foreign central bank of issue.
•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
•	A futures commission merchant registered with the Commodity Futures Trading Commission.
•	A real estate investment trust.
•	An entity registered at all times during the tax year under the Investment Company Act of 1940.
•	A common trust fund operated by a bank under Section 584(a).
•	A financial institution.
•	A middleman known in the investment community as a nominee or custodian.
•	A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding.

Check the “Exempt TIN” box in Part 4 of the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

•

Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you will be subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

•	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you will be subject to a $500 penalty.
•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

SUBSTITUTE W-9

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If the box in Part 3 is checked and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. See the guidelines below for instructions on how to fill out the Substitute W-9.

SUBSTITUTE	Part 1 — PLEASE PROVIDE YOUR TIN BELOW AND CERTIFY BY SIGNING AND DATING BELOW. TIN:
Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)

Part 2 — Certification — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);
(2) I am not subject to backup withholding because (a) I am exempt from withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien)

CERTIFICATION INSTRUCTIONS — YOU MUST CROSS OUT ITEM (2) IN PART 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS. HOWEVER, IF AFTER BEING NOTIFIED BY THE IRS STATING THAT YOU WERE SUBJECT TO BACKUP WITHHOLDING YOU RECEIVED ANOTHER NOTIFICATION FROM THE IRS STATING YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING, DO NOT CROSS OUT ITEM (2). IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, CHECK THE BOX IN PART 4.

Part 3 — Awaiting TIN ☐ Part 4 — Exempt TIN ☐

SIGNATURE:

DATE:

Name (Please Print):

Address (Please Print):

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU FROM THE ESCROW ACCOUNT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center for Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me will be withheld.

SIGNATURE:	Date: